Exhibit 4.1


                               FORM OF NOTE


          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
            REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55
          WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS
           AGENT FOR THE REGISTRATION OF TRANSFER, EXCHANGE OR
           PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
          THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
         BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
            COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY
            TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
                                 HEREIN.

                          BENEFICIAL CORPORATION
                        MEDIUM-TERM NOTE, SERIES I
                               (FIXED RATE)

REGISTERED                                                PRINCIPAL AMOUNT

No.                                                           $300,000,000


INTEREST PAYABLE EACH FEBRUARY 18 AND AUGUST 18 AND AT MATURITY

CUSIP:                  08172MHU3

ORIGINAL ISSUE DATE:    FEBRUARY 18, 1998

INITIAL INTEREST RATE:  6.25%

MATURITY DATE:          FEBRUARY 18, 2013

COUPON RESET DATE:      FEBRUARY 18, 2003

CALCULATION AGENT:      UBS Securities LLC

OTHER PROVISIONS:       As set forth on Exhibit A to this Note.




BENEFICIAL CORPORATION, a Delaware corporation (herein called the "Company"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal amount of THREE HUNDRED MILLION U.S. DOLLARS on the Maturity Date set forth above at the office or agency of the Company for such payment in The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal amount until maturity at the rate per annum (on the basis of a 360-day year consisting of twelve 30-day months or as otherwise provided above) equal to the Initial Interest Rate shown above until the Coupon Reset Date and thereafter at a rate determined in accordance with the provisions set forth on Exhibit A to this Note under "Coupon Reset Process" and on the reverse hereof, at such office or agency, in like coin or currency, semi-annually on February 18 and August 18 of each year or as otherwise provided above, until the date on which payment of said principal amount has been made or duly provided for, and on such date. Unless otherwise provided above, such interest shall be payable from the date hereof; provided, however, that if the Company shall default in payment of the interest due on such February 18, or August 18, or such other date on which interest hereon is payable, then from the preceding February 18, or August 18, or such other date on which interest hereon is payable to which interest has been most recently paid. Except as otherwise provided above or in the Indenture hereinafter referred to and in the next sentence, the interest payable hereon on any February 18, or August 18, or such other date on which interest hereon is payable shall be payable to the person in whose name this Note is registered on the fifteenth calendar day (whether or not a Business Day) immediately preceding such February 18 or August 18, or such other date on which interest hereon is payable and may be paid, at the option of the Company, by check mailed to the person entitled thereto at his address appearing in the Note Register (as defined in the Indenture hereinafter referred to). Interest payable hereon on the Maturity Date set forth above shall be payable to the same person to whom the principal amount hereof shall be payable. Unless otherwise specified above, if the date of this Note is between the last calendar day of the month next preceding a February 18, or August 18, or other interest payment date (the "Record Date") and a February 18 or August 18, then the first payment of interest hereon shall be made on the August 18 or February 18 following the next succeeding Record Date to the registered owner on such Record Date. If any Interest Payment Date or the maturity date of a Fixed Rate Note falls on a day that is not a Business Day, payment of principal or interest will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the maturity date, as the case may be.

      Unless the Certificate of Authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      The provisions of this Note are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.


      IN WITNESS WHEREOF, BENEFICIAL CORPORATION has caused this Instrument to be signed manually or by facsimile signature by its Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, President, a Member of the Office of the President or one of its Vice Presidents and by its Treasurer or one of its Assistant Treasurers or its Secretary or one of its Assistant Secretaries, and a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.


                                BENEFICIAL CORPORATION


                                By _______________________________
                                   Member of the Office of the
                                   President, and Chief Financial
                                   Officer



                                By ________________________________
                                   Senior Vice President and
                                   Treasurer





                        [FORM OF REVERSE OF NOTE]

      This Note is a Global Security evidencing a portion of a duly authorized issue of notes of the Company, designated generally as its Medium-Term Notes, Series I (the "Notes"). The Notes are all issued or to be issued under and pursuant to the Indenture dated as of July 1, 1997 (the "Indenture"), duly executed and delivered by The Chase Manhattan Bank, as trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. The Notes constitute a single series for purposes of the Indenture, unlimited in aggregate principal amount.

      In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that the holders of the majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default under the Indenture and its consequences, except a default in the payment of principal of or interest on any of the Notes, in the manner and to the extent provided in the Indenture.

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental Indenture shall (i) extend the fixed maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal thereof or interest thereon payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditioned to pay the principal of and interest on this Note at the time and place and at the rate and in the coin or currency herein prescribed.

      The Notes are issuable as registered Notes only, in the denomination of $25,000 and any larger denomination which is an integral multiple of $1,000 approved by the Company, such approval to be evidenced by the execution thereof.

      This Note is transferable by the registered holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose in The City of New York, but only in the manner subject to the limitations and upon payment of any tax or governmental charge for which the Company may require reimbursement as provided in the Indenture, and upon surrender and cancellation of this Note. Subject to limitations set forth in the Indenture, upon any registration of transfer, a new registered Note or Notes, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefor.

      The Company, the Trustee, any paying agent, and any Note register may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notations of ownership or other writing hereon made by anyone other than the Note registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon, as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note register shall be affected by any notice to the contrary.

      No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      Notwithstanding any other provision of this Note, unless and until it is exchanged in whole or in part for Notes in definitive form, this Global Security representing all or a portion of the Notes may not be transferred except as a whole by the Depositary for such Notes to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee to a successor Depositary for these Notes or a nominee of such successor Depositary.

      Unless otherwise specified on the face hereof this Note is defeasible pursuant to Section 12.02 of the Indenture.

      The Notes are not redeemable prior to maturity but are subject to the Call Option and are entitled to the Put Option described on Exhibit A to this Note.

      This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.





            [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

Dated: February 18, 1998

      This is one of the Notes of the series designated herein issued under the within-mentioned Indenture.

                                    THE CHASE MANHATTAN BANK
                                    as Trustee



                                    By _______________________________
                                         Authorized Officer






                   ------------------------------------

                              ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -- as tenants in common      UNIF GIFT MIN ACT _____ Custodian _____
TEN ENT -- as tenants by the entries                 (Cust)      (Minor)
JT TEN  -- as joint tenants with
           right of survivorship                      _______________
           and not as tenants                              (State)
           in common


Additional abbreviations may also be used though not in the above list.




                FOR VALUE RECEIVED the undersigned hereby
                    sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING OF ASSIGNEE
{....................................................}    __________________
                                                          (Please print or
____________________________________________________________________________
typewrite name and address of assignee)

the within Note of Beneficial Corporation and hereby does irrevocably constitute and appoint

_________________________________________________________Attorney to
transfer the said Note on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated: _________________      ____________________________________________
                                    NOTICE: The signature to this
                              assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.






                                                                 EXHIBIT A

                             OTHER PROVISIONS

CALL OPTION; PUT OPTION

      The Company and any of its assigns, including, but not limited to, Union Bank of Switzerland, London branch (the "Callholder") has the right to purchase this Note in whole but not in part on the Coupon Reset Date (as defined above) (the "Call Option"), at a price equal to 100% of the principal amount hereof (the "Call Price"), by giving notice to the Trustee (the "Call Notice"). In the event of exercise of the Call Option, then (i) not later than 2:00 p.m. New York time on the Business Day prior to the Coupon Reset Date, the Callholder shall deliver the Call Price in immediately available funds to the Trustee for payment of the Call Price on the Coupon Reset Date and (ii) the holders of the Notes shall be required to deliver the Notes to the Callholder against payment therefor on the Coupon Reset Date through the facilities of the Depositary. Such Call Notice shall be given to the Trustee, in writing, no later than 15 calendar days prior to the Coupon Reset Date.

      If the Callholder elects to exercise the Call Option, the obligation of the Callholder to pay the Call Price is subject to the conditions precedent that, (i) since the date of the Call Notice, no Event of Default (as defined in the Indenture) with respect to the Notes shall have occurred and be continuing; (ii) no Market Disruption Event (as defined below) shall have occurred; and (iii) two or more Dealers (as defined below), other than UBS Securities LLC, shall have provided timely Bids (as defined below) in the manner described below under "Coupon Reset Process." No holder of Notes shall have any rights or claims against the Callholder as a result of the Callholder not purchasing the Notes.

      The holder of this Note has the right to put this Note in whole but not in part to the Company on the Coupon Reset Date (the "Put Option"). If the Call Option has not been exercised, or in the event the Callholder is not required or fails to deliver the Call Price to the Trustee not later than 2:00 p.m. New York time on the Business Day prior to the Coupon Reset Date, the Trustee will, for and on behalf of the holders of the Notes, exercise the Put Option by giving the Company notice of such exercise not later than the close of business on the Business Day prior to the Coupon Reset Date. Upon exercise of the Put Option, the Company will be required to purchase all of the Notes on the Coupon Reset Date, at a purchase price equal to 100% of the entire principal amount thereof (the "Put Redemption Price"). The Put Option will be exercised automatically by the Trustee, on behalf of the holders, if the Call Option has not been exercised. No holder has the right to consent or object to the Trustee's duty to exercise the Put Option. If the Trustee exercises the Put Option, the Company will deliver the Put Redemption Price to the Trustee, together with the accrued and unpaid interest due on the Coupon Reset Date, by no later than 12:00 noon New York time on the Coupon Reset Date and the holders of Notes will be required to deliver the Notes to the Company against payment therefor on the Coupon Reset Date through the facilities of the Depositary.

COUPON RESET PROCESS

      If the Callholder has exercised the Call Option as set forth above under "Call Option; Put Option," the Company and the Calculation Agent shall complete the following steps in order to determine the interest rate to be paid on the Notes from and including such Coupon Reset Date to the Final Maturity Date. The Company and the Calculation Agent shall use reasonable efforts to cause the actions contemplated below to be completed in as timely a manner as possible.

      (a) The Company shall provide the Calculation Agent with a list (the "Dealer List"), no later than five Business Days prior to the Coupon Reset Date, containing the names and addresses of at least five and no more than fifteen dealers, one of which shall be UBS Securities LLC or its successor as Calculation Agent, from which it desires the Calculation Agent to obtain the Bids (as defined below) for the purchase of the Notes. As used herein, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or governmental decree to close.

      (b) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent shall provide to each dealer (each, a "Dealer") on the Dealer List (i) the name of the Company,
(ii) a copy of the Pricing Supplement dated February 10, 1998 relating to the offering of the Notes and the Prospectus Supplement dated July 10, 1997, which includes the Prospectus dated July 10, 1997, (iii) a copy of the form of Notes and (iv) a written request that each Dealer submit a Bid to the Calculation Agent by 12:00 noon New York time (the "Bid Deadline") on the third Business Day prior to the Coupon Reset Date (the "Bid Date"). "Bid" shall mean an irrevocable written offer given by a Dealer for the purchase settling on the Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the Notes (the "Yield to Maturity"). Each Dealer shall be provided with (i) an estimate of the Purchase Price (as defined below) (which shall be stated as a United States dollar amount and be calculated by the Calculation Agent in accordance with clause (c) below), (ii) the principal amount and maturity of the Notes and (iii) the method by which interest will be calculated on the Notes.

      (c) The purchase price to be paid by any Dealer for the Notes (the "Purchase Price") shall be equal to (i) the principal amount of the Notes plus (ii) a premium (the "Notes Premium") which shall be equal to the excess, if any, of (A) the discounted present value to the Coupon Reset Date of a United States Treasury security, with a maturity of February 18, 2013 which has an interest rate of 5.65%, semi-annual interest payments on each February 18 and August 18, commencing August 18, 2003, and a principal amount of $300,000,000, and assuming a discount rate equal to the Treasury Rate (as defined below) over (B) $300,000,000. "Treasury Rate" means the per annum rate equal to the offer side yield to maturity of the current on-the-run 10-year United States Treasury Security per Telerate page 500 at 11:00 a.m. New York time on the Bid Date (or such other date that may be agreed upon by the Company and the Calculation Agent), or, if such rate does not appear on Telerate page 500 at such time, the rates on GovPx End-of-Day Pricing at 3:00 p.m. New York time on the Bid Date.

      (d) Following the receipt of the Bids, the Calculation Agent shall provide written notice to the Company, setting forth (i) the names of each of the Dealers from whom the Calculation Agent received Bids on the Bid Date, (ii) the Bid submitted by each such Dealer and (iii) the Purchase Price as determined pursuant to paragraph (c) hereof. Except as provided below, the Calculation Agent shall thereafter select from the Bids received by the Bid Deadline on the Bid Date, the Bid with the lowest Yield to Maturity (the "Selected Bid") and establish the Coupon Reset Rate equal to the interest rate which would amortize the Notes Premium fully over the term of the Notes at the Yield to Maturity indicated by the Selected Bid, provided, however, that if any two or more of the lowest Bids submitted are equivalent, the Company shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected Bid).

     (e) Immediately after calculating the Coupon Reset Rate and in no event later than 3 p.m. New York time on the third Business Day prior to the Coupon Reset Date, the Calculation Agent shall provide written notice to the Company and the Trustee setting forth such Coupon Reset Rate. The Company shall thereafter establish the Coupon Reset Rate as the new interest rate on the Notes, effective from and including the Coupon Reset Date, by delivery to the Trustee on or before the Coupon Reset Date of an officer's certificate.

      (f) The Callholder shall sell the Notes to the Dealer that made the Selected Bid at the Purchase Price, such sale to be settled on the Coupon Reset Date in immediately available funds.

      If the Calculation Agent determines that (i) since the Call Notice, an Event of Default with respect to the Notes shall have occurred and be continuing, (ii) a Market Disruption Event has occurred or (iii) fewer than two Dealers, not including UBS Securities LLC, have provided Bids in a timely manner substantially as provided above, the Call Option will be automatically revoked, and the Trustee will exercise the Put Option on behalf of the holders. "Market Disruption Event" shall mean either of the following: (i) any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Company and UBS Securities LLC, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (ii) the suspension of trading in any securities of the Company by the Securities Exchange Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Securities Exchange Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities.